Exhibit 99.1

For Immediate Release	Contact Information
Monday, May 15, 2006	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

The Exploration Company Shareholders Hear Corporate Update at 2006 Annual Meeting

SAN ANTONIO -- May 15, 2006 -- The Exploration Company's (Nasdaq:TXCO) executives provided shareholders with an update on the Company at its 2006 annual meeting Friday, May 12.

     President and CEO James E. Sigmon told attendees he believes TXCO "has a bright future of continuing growth with multiple opportunities." A copy of the meeting presentation has been posted on the Company's Web site at www.txco.com/presentation.html.

Approximately 85 percent of TXCO's shares were represented at the meeting. Shareholders overwhelmingly approved the following measures during the business portion of the meeting:

-   Election of two Class A directors, Dennis B. Fitzpatrick and Jon Michael Muckleroy, to two-year terms.
-   Re-election of two Class B directors, Chairman of the Board Stephen M. Gose Jr. and Alan L. Edgar, to three-year terms.
-   Ratification of the appointment of Akin, Doherty, Klein & Feuge P.C., certified public accountants, as independent auditors for 2006.

     Following the shareholder meeting, the board of directors met and voted to name Mr. Fitzpatrick chairman of the audit committee, succeeding Michael J. Pint, who continues as a committee member. Also, Mr. Muckleroy was named chairman of the compensation committee, succeeding Mr. Gose, who remains a committee member. Robert L. Foree Jr. continues as chairman of the governance and nominating committee. All members of the board's committees are independent and outside directors.

About The Exploration Company

     The Exploration Company is an independent oil and gas enterprise with interests primarily in the Maverick Basin of Southwest Texas and the Marfa Basin in West Texas. The Company has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. Its business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. The Company accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on the Nasdaq Capital Market under the symbol "TXCO."

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Forward-Looking Statements

     Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to oil and gas prices, capital expenditures, production levels, drilling plans, including the timing, number and cost of wells to be drilled, projects and expected response, and establishment of reserves. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information about potential factors that could affect the company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2005, and its Form 10-Q for the quarter ended March 31, 2006. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available without charge, upon request from the Company.

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